EXHIBIT INDEX

(a)(2)    Articles of Amendment to Articles of Incorporation dated November 14,
          2002.

(d)(1) Investment Management Services Agreement dated December 1, 2002, between Registrant, on behalf AXP Variable Portfolio - Partners Small Cap Value Fund and American Express Financial Corporation.

(d)(4) Investment Management Services Agreement dated July 10, 2003, between Registrant, on behalf AXP Variable Portfolio - Partners Select Value Fund and American Express Financial Corporation.

(d)(8) Amendment to Investment Subadvisory Agreement between American Express Financial Corporation and Goldman Sachs Asset Management, L.P.

(d)(9) Amendment to Investment Subadvisory Agreement by and between American Express Financial Corporation and GAMCO Investors, Inc. dated July 10, 2003.

(d)(14) Administrative Services Agreement, dated July 10, 2003, between Registrant on behalf of AXP Variable Portfolio - Partners Select Value Fund and American Express Financial Corporation.

(g)(7) Custodian Agreement, dated July 10, 2003, between Registrant on behalf of AXP Variable Portfolio - Partners Select Value Fund and American Express Trust Company.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(m)(2) Plan and Agreement of Distribution, dated July 10, 2003, between Registrant on behalf of AXP Variable Portfolio - Partners Select Value Fund and IDS Life Insurance Company.